EXHIBIT  99.01
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Northern  States  Power  Company  Cautionary  Factors

     The Private Securities Litigation Reform Act of 1995 (the Act) provides a new "safe harbor" for forward-looking statements to encourage such disclosures without the threat of litigation providing those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement. Forward-looking statements have been and will be made in written documents and oral presentations of Northern States Power Company, a Wisconsin Corporation (NSP-Wisconsin). Such statements are based on management's beliefs as well as assumptions made by and information currently available to management. When used in NSP-Wisconsin's documents or oral presentations, the words "anticipate", "estimate", "expect", "objective", "outlook," "possible", "potential" and similar expressions are intended to identify forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause NSP-Wisconsin's actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

  - Economic conditions including inflation rates and monetary fluctuations;
  - Trade,   monetary,   fiscal,   taxation,   and   environmental   policies of
    governments, agencies and similar organizations in geographic areas where NSP-Wisconsin has a financial interest;
  - Customer business conditions including demand for their products or services and supply of labor and materials used in creating their products and services;
  - Financial or regulatory accounting principles or policies imposed by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;
  - Availability or cost of capital such as changes in: interest rates; market perceptions of the utility industry, or NSP-Wisconsin; or security ratings;
  - Factors affecting operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages, maintenance or repairs; unanticipated changes to fossil fuel or gas supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints;
  - Employee workforce factors including loss or retirement of key executives, collective bargaining agreements with union employees, or work stoppages;
  - Increased competition in the utility industry, including: industry restructuring initiatives; transmission system operation and/or administration initiatives; recovery of investments made under traditional regulation; nature of competitors entering the industry; retail wheeling; a new pricing structure; and former customers entering the generation market;
  - Rate-setting policies or procedures of regulatory entities, including environmental externalities, which are values established by regulators assigning environmental costs to each method of electricity generation when evaluating generation resource options;
  - Social  attitudes  regarding  the  utility  and  power  industries;
  - Cost and other effects of legal and administrative proceedings, settlements, investigations and claims;
  - Technological developments that result in competitive disadvantages and create the potential for impairment of existing assets;
  - Other business or investment considerations that may be disclosed from time to time in NSP-Wisconsin's Securities and Exchange Commission filings or in other publicly disseminated written documents.
  - Factors associated with Y2K compliance and remediation that might cause material Y2K-related problems to surface at a later date, even though NSP experienced a smooth transition into the year 2000. Such material problems could result in, among other things, business disruptions, operational problems, financial loss, legal liability, and similar risks.
  - Regulatory delays or conditions imposed by regulatory agencies in approving the proposed merger with NCE.

NSP-Wisconsin undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors pursuant to the Act should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by NSP-Wisconsin prior to the effective date of the Act.